SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934

Filed by the Registrant                                 X
Filed by a party other than the Registrant

Check the appropriate box:

X    Preliminary Proxy Statement
     Definitive Proxy Statement
     Definitive Additional Materials
     Soliciting Material Pursuant to  240.14a-11(c) or  240.14a-12

                     Zemex Corporation
        ________________________________________________
        (Name of Registrant as Specified in its Charter)


                     Zemex Corporation
         _______________________________________________
          (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (check the appropriate box)

X  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
   $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3)
   Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and O-11

      (1)  Title of each class of securities to which transaction applies:
      (2)  Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11:
      (4)  Proposed maximum aggregate value of transaction:

     Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

     (1)  Amount previously paid:  $125
     (2)  Form, Schedule or Registration Statement No.:
            Preliminary Proxy Statement
     (3)  Filing Party:  Zemex Corporation
     (4)  Date Filed:  February 27, 1997

Notes: N/A